Exhibit 32.1

Certification

I, Andrew F. Puzder, hereby certify pursuant to Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350, that the Annual Report on Form 10-K of CKE Restaurants, Inc. for the fiscal year period ended January 25, 2010 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of CKE Restaurants, Inc.

/s/ Andrew F. Puzder
Andrew F. Puzder
Chief Executive Officer

Date: March 24, 2010

This certification accompanies the Annual Report pursuant to Rule 13a-14(b) or Rule 15d-14(b) under the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934.